Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated May 1, 2025 relating to the consolidated financial statements which appeared in Liberty Star Uranium & Metals Corp.’s Annual Report on Form S-1 for the years ended January 31, 2025.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

September 30, 2025

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 15, 2024, relating to the consolidated financial statements of Liberty Star Uranium & Metals Corp. (the “Company”) as of and for the year ended January 31, 2024, in the Form S-1 Registration Statement (“Registration Statement”), which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

We also consent to the reference of our firm under the caption “Interest of Named Experts and Counsel” in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

October 2, 2025